Form C

Cover Page

Name of issuer:

KOTA Longboards, LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CO
Date of organization: 5/17/2012

Physical address of issuer:

1400 S Lipan Street
Denver CO 80223

Website of issuer:

http://www.KOTALongboards.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

90,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $90,000; interests will be sold in increments of $1; each investment is convertible to one Unit as described under Item 13.

Target offering amount:

$90,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

9/28/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$78,228.00	$105,989.00
Cash & Cash Equivalents:	$1,014.00	$26,011.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$108,727.00	$94,394.00
Long-term Debt:	$68,358.00	$29,097.00
Revenues/Sales:	$196,809.00	$178,133.00
Cost of Goods Sold:	($239,214.00)	($239,012.00)
Taxes Paid:	$0.00	$0.00
Net Income:	($289,133.00)	($335,299.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

KOTA Longboards, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Don Evans	Engineering, Management	Evans Group International	2013
Michael Maloney	Management	KOTA Longboards	2012
Nicole Maloney	Management	KOTA Longboards	2012
Jeff Ludwig	Financial Management	Self	2016
Richard Whipple	CPA	Whipplewood CPAs	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael Maloney	CEO	2012
Michael Maloney	President	2012
Michael Maloney	Chairman	2012
Nicole Maloney	Vice President	2012
Nicole Maloney	General Manager	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Michael Maloney	456634.0 Membership Units	48.19

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

KOTA's revenue is highly dependent on direct consumer sales, sales to retailers and co-brands with major corporations. Global and/or national economic disruptions such as a recession, terrorist attack, natural disaster, etc. may severely impact KOTA's ability to achieve and sustain profitability.

KOTA may face competition in this industry, which could be detrimental to our future growth.

Our relationships with suppliers are materially important and any change to our current relationships could adversely affect the Company's ability to produce and deliver products to the marketplace.

KOTA is not profitable at the time of this financing. A portion of the capital raised will be allocated to cover operating costs and a portion of the capital will be allocated to marketing in order to increase sales volume. There is no guarantee that the amount of capital raised will be enough to get KOTA to cash flow and/or profitability. Future capital rounds may be required if the company does not achieve sustainable profitability with this capital raise.

KOTA maintains a significant amount of product liability insurance. While no claims have been made or currently exists against the company, KOTA is at risk of product liability suits being levied. Such suits could have a materially negative impact on the future viability of KOTA.

KOTA is managed by a small group of executives and production staff representing significant corporate knowledge, production process knowledge and intellectual property. Incapacitation, loss or death of any current staff member may negatively impact KOTA's operations, materially affecting the viability of the company.

Projections provided by KOTA, while based upon existing or expected relationships, are wholly speculative. KOTA does not warrant and makes no assurances or guarantees that projections will be realized either in timing, magnitude or duration. Actual events will influence management's financial decisions regarding allocation of monies raised in this offering.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$90,000**

Use of Proceeds: 95% Working capital to manage growth to profitability and self-finance cash conversion cycle

5% Wefunder Intermediary fee

If we raise: **$400,000**

Use of Proceeds: 75% Working capital to manage growth to profitability and self-finance cash conversion cycle. 20% Capital for marketing to increase sales volume .

5% Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 10% to new equipment and capital improvements

65% Working capital to manage growth to profitability and self-finance cash conversion cycle.

20% Capital for marketing to increase sales volume .

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units**calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$3.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $90,000 of the securities, investors will receive a valuation cap of $2.8M.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding**Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Units	947,482	947,482	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Units purchased outside of the WeFunder campaign are voting units with pre-emptive rights. SAFE purchasers receiving Preferred Units will not receive voting rights. For further information please refer to the Operating Agreement attached to this Offering.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Mike Maloney
Issue date	06/15/14
Amount	$50,000.00
Outstanding principal plus interest	$13,500.00 as of 03/14/18
Interest rate	12.75% per annum
Maturity date	03/15/19
Current with payments	Yes

401k

Loan

Lender	SBA
Issue date	10/14/16
Amount	$22,381.00
Outstanding principal plus interest	$72,058.32 as of 03/30/18
Interest rate	5.75% per annum
Maturity date	09/15/24
Current with payments	Yes

In November, 2016, the Company entered into a 10-year loan agreement with a bank. A total of $22,381 was drawn upon this loan as of December 31, 2016. An additional $58,832 was drawn on the loan during the year ended December 31, 2017. The loan bears interest at 5.75% initially, subject to adjustment to WSJ Prime plus 2.25% after five years. The loan has a term of 10 years and matures in November 2026. The loan requires payments of $1,041 per month after interest only payments for the first 3 months. It is collateralized by substantially all assets of the Company and has an SBA guarantee on 85% of the loan balance.
The outstanding balance as of December 31, 2017 and 2016 was $75,203 and $22,381, respectively. Interest expense on this loan totaled $3,862 and $107 for the years ended December 31, 2017 and 2016, respectively.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2015	Section 4(a)(2)	Membership Units	$250,000	General operations
12/2016	Section 4(a)(2)	Membership Units	$150,000	General operations
7/2017	Section 4(a)(2)	Membership Units	$220,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Mike Maloney
Amount Invested	$50,000.00
Transaction type	Loan
Issue date	06/14/14
Outstanding principal plus interest	$13,500.00 as of 03/15/18
Interest rate	12.75% per annum
Maturity date	03/15/19
Outstanding	Yes
Current with payments	Yes
Relationship	CEO

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

KOTA makes longboard skateboards that appeal to the active lifestyle market. Our customer base is atypical for a longboard company because our boards are atypical. Spanning the young professional to the retiree, we provide the right product to attract a clientele to longboarding that would otherwise not skate. We've got revenue growth, scalable operations and multiple sales channels (direct, retail and co-brands) may get us to profitability. The market is there, we need capital to go get it.

KOTA started in our driveway and now sells longboards into all corners of the U.S. Our vision is to establish KOTA as a highly profitable, aspirational brand in the active lifestyle market. Having been an early mover bringing longboard skate to the mainstream, within 5 years KOTA we believe KOTA can be the primary supplier of longboards & eBoards to the surf, ski, fitness and other lifestyle markets.

Milestones

KOTA Longboards, LLC was incorporated in the State of Colorado in May 2012.

Since then, we have:

- Only longboard on market with topside graphic free of grip tape and featuring hyperbolic-saddle engineering.
- Co-Brand relationships with Anheuser Busch, Oakley, Sage Hospitality, Vail Resorts, Dewey Weber Surfboards and many others.
- Expansion into multiple Scheels (specialty retailer) locations since September 2017.
- Launched first KOTA electric board in late 2017. Scheels ordered initial units. Successful Kickstarter campaign in March 2018.
- 32% revenue growth in 2017 plus 21% reduction in burn rate. Cash accounting basis, financial review was done on an accrual basis.
- Chase Mission Main Street Grant winner selected from over 15,000 applicants to win $150,000 grant from Google & JP Morgan Chase.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $196,809 compared to the year ended December 31, 2016, when the Company had revenues of $178,133. Our gross margin was -21.55% in fiscal year 2017, compared to -34.18% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $78,228, including $1,014 in cash. As of December 31, 2016, the Company had $105,989 in total assets, including $26,011 in cash.
- *Net Loss.* The Company has had net losses of $289,133 and net losses of $335,299 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $177,085 for the fiscal year ended December 31, 2017 and $123,491 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $122,058 in debt and $1,006,500 in equity. We are planning on raising more capital in 3 months time, to continue to expand our business and we are in discussion with other accredited investors.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. If only the minimum fundraise target is met, we plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

KOTA Longboards, LLC cash in hand is $14,000, as of February 2018. Over the last three months, revenues have averaged $16,600/month, cost of goods sold has averaged $19,600/month, and operational expenses have averaged $18,700/month, for an average burn rate of $21,700 per month. Our Kickstarter campaign has just ended, so we will be receiving $20,800 which we anticipate will be cash in hand by April 12, 2018. We will also have accounts receivable from Scheels due in the next 30 days.

We have picked up several additional Scheels locations and have delivered our first KOTA Spitfire Mk V electric boards. Both of these events are projected to have a materially positive impact on sales volume and revenue throughout 2018. We have also engaged with additional co-brand partners since January 2018. Any of these co-brand partner relationships may also have a materially positive impact on sales revenue.

We anticipate our expenses will remain steady over the next 3 - 6months. We're coming out of the winter season and into spring/summer. March through July are some of our strongest selling months. Revenues should increase significantly during this timeframe, particularly with our new product offering of the KOTA Spitfire electric board, expansion into additional Scheels locations and as a result of targeted marketing efforts enabled by a successful capital raise. Gross margin as a percentage of sales should remain relatively stable even as we add additional production staff as staff additions are built into COGS. The primary impact on Operating Margin is expected to be marketing spend.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://kotalongboards.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Don Evans
Jeff Ludwig
Michael Maloney
Nicole Maloney
Richard Whipple

Appendix E: Supporting Documents

KOTA_Op_Agmnt_-_03.12.15__1_.pdf

INVEST IN KOTA LONGBOARDS

Cruising from adventure to adventure on the perfect longboard

"KOTA makes longboard skateboards that appeal to the active lifestyle market. Our customer base is atypical for a longboard company because our boards are atypical. Spanning the young professional to the retiree, we provide the right product to attract a clientele to longboarding that would otherwise not skate. We've got revenue growth, scalable operations and multiple sales channels (direct, retail and co-brands) to get us to profitability. The market is there, we need capital to go get it.

Mike Maloney
FOUNDER/CEO, KOTA LONGBOARDS



$0 raised of $90K goal

$100 min INVEST

by Wefunder Portal LLC

Future Equity (SAFE)

$3.5M valuation cap

A SAFE gives you the right to future shares in KOTA Longboards. If you invest, you're betting the company will be worth more than $3.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $2.8M Valuation Cap

Investors who fund up to the first $90K of this fundraise will invest in a SAFE with a valuation cap of $2.8M.

INVESTOR PERKS

$250+ Framed KOTA Stock Certificate. Access to early bird specials on new KOTA products. Personal Coupon Code: Drive sales to KOTA to earn a KOTA Spitfire Mk V electric board. Generate 20 sales over $300 at www.kotalongboards.com and receive a free Spitfire Mk V electric. Affiliate Program: Become a KOTA Affiliate and receive a dividend for sales of KOTA products (10% discount for customers, 5% dividend on sale).

$500+ Framed KOTA Stock Certificate plus KOTA Coffee mug. Access to early bird specials on new KOTA products. Personal Coupon Code: Drive sales to KOTA to earn a KOTA Spitfire Mk V electric board. Generate 20 sales over $300 at www.kotalongboards.com and receive a free Spitfire Mk V electric. Affiliate Program: Become a KOTA Affiliate and receive a dividend for sales of KOTA products (10% discount for customers, 5% dividend on sale).

$1,000+ Framed KOTA Stock Certificate plus KOTA Coffee mug. Access to early bird specials on new KOTA products. Personal Coupon Code: Drive sales to KOTA to earn a KOTA Spitfire Mk V electric board. Generate 15 sales over $300 at www.kotalongboards.com and receive a free Spitfire Mk V electric. Affiliate Program: Become a KOTA Affiliate and receive a dividend for sales of KOTA products (10% discount for customers, 5% dividend on sale).

$10,000+ Framed KOTA Stock Certificate plus KOTA Coffee mug. Access to early bird specials on new KOTA products. Personal Coupon Code: Drive sales to KOTA to earn a KOTA Spitfire Mk V electric board. Generate 10 sales over $300 at www.kotalongboards.com and receive a free Spitfire Mk V electric. Ability to become a KOTA Affiliate and receive a dividend for sales of KOTA products (10% discount for customers, 5% dividend on sale).

$15,000+ Sponsored trip to KOTA in Denver, CO ($1,000 max) to meet KOTA's Founders and have longboard lessons from KOTA Escadrille team riders. Framed KOTA Stock Certificate plus KOTA Coffee mug. Access to early bird specials on new KOTA products. Personal Coupon Code: Drive sales to KOTA to earn a KOTA Spitfire Mk V electric board. Generate 10 sales over $300 at www.kotalongboards.com and receive a free Spitfire Mk V electric. Affiliate Program: Become a KOTA Affiliate and receive a dividend for sales of KOTA products (10% discount for customers, 5% dividend on sale).

OUR AMBITION

KOTA started in our driveway and now sells longboards into all corners of the U.S. Our vision is to establish KOTA as a highly profitable, aspirational brand in the active lifestyle market. Having been an early mover bringing longboard skate to the mainstream, within 5 years KOTA we believe KOTA will be the primary supplier of longboards & eBoards to the surf, ski, fitness and other lifestyle markets.

KEY FACTS

- 32% revenue growth in 2017 plus 21% reduction in burn rate. Cash accounting basis, financial review was done on an accrual basis.
- Co-Brand relationships with Anheuser Busch, Oakley, Sage Hospitality, Vail Resorts, Dewey Weber Surfboards, and many others.
- Only longboard on the market with topside graphic featuring exclusive KOTAgrip finish.
- Launched first KOTA electric board in late 2017. Scheels ordered initial units. Successful Kickstarter campaign in March 2018.
- Expansion into seven Scheels (specialty retailer) locations since September 2017.
- Chase Mission Main Street Grant winner selected from over 15,000 applicants to win $150,000 grant from Google & JP Morgan Chase.
- Founded 501(c)3, Carve It For Life!, a PTS healing program focused on recreational stress relief through longboarding.

DOCUMENTS

- KOTA Wright Awards Entry 2015.m4v
- Spitfire Mk V KS_v2.mp4
- Stress Relief H265_V4.mp4
- KOTA Pitch Deck.pdf

https://kotalongboards.com

from Denver Colorado

B2C MAIN STREET RETAIL RECREATION ADVENTURE RECREATIONAL ADVENTURE B2B B2B

Why I Like KOTA Longboards

I wanted to get back into longboarding for years but was totally unimpressed with the lack of quality and style of the boards I was seeing. That's when I saw my first KOTA. I was blown away by the classic beauty, lines and craftsmanship. It was what I had been searching for so I ordered my first, a SPAD XIII American Flag print. When I first opened the box, I was immediately impressed by the clear coat grip and its durable light weight. What I couldn't expect was how good it would feel under foot! It handles and performs so well that It revolutionized how comfortably aggressive I could carve. Now I like travel to places where I can have fun riding my boards with confidence, class and joy.



Kevin Donoghue

SPARTAN PRO TEAM AND SPARTAN WORLD CHAMPION

THE BUZZ ABOUT KOTA LONGBOARDS

I could see from the start that KOTA had a really interesting brand story and top-notch product. My stepson rides and informs me that KOTA has the best performing longboards in the industry. Now I ride too! When I choose an investment, it's all about the team. KOTA's a veteran owned business that takes great pride in reaching out and working with the community. When you visit the factory and show room you're treated like family, you get a tour of the latest and greatest designs and the goings on with the company. I'm a pretty active investor and have worked with Mike and Nikki extensively. I trusted my money with them because they're simply some of the most professional, honest, hard working and determined people I've ever met.



Jeff Ludwig

Investor

I LOVE KOTA! I had always wanted learn to longboard, but when I was young I was too afraid to jump on a board because I had been told it was dangerous! Nothing could be further from the truth! Mike taught me to ride in an afternoon a couple years ago and I haven't stopped since. When I am on my KOTA Longboard, I feel strong and free, relaxed, and focused. I ride whenever I can, in between meetings at the office, waiting for my son to get home from school, or early on a Saturday morning before the rest of the family is awake. I am a super active woman, skiing and mountain biking are a huge part of me, but they take hours. I can longboard anytime and anywhere. That is why I ride. That is why I love KOTA.



Emily Martini

Business Development Manager, South Metro Denver Chamber of Commerce

I love the fact that KOTA is a veteran business. U.S. made awesome products, with folks who treat you in the kindest way. Getting my board customized and getting to discuss the design was such a treat. It feels like the crew that KOTA attracts is a tight-knit, one-of-a-kind community. It doesn't feel like a group of teens (nothing wrong with teenagers!). It feels like a group of grown ups who never forgot what it means to be a child at heart, to feel the wind in your hair while riding down a quiet street. It's not a competition, it's just a group of people who know how to enjoy themselves.



Gaelle Silbermann

Business Productivity Consultant, Spartan Racer

I currently own 4! To me, KOTA is not just a longboard -- it's identity, passion, and the pursuit of excellence. I love the fact that KOTA is also a huge Veteran programs supporter. The craftsmanship of these boards cannot be touched by any other maker, period! When I get on one of my boards, it takes away everything that was going on that day and brings me peace. It's therapeutic!!!! You can design a board that fits your personality, one of the many unique things about these boards. Not to mention made here in the good old USA!!! I've got my boards for life and will proudly refer anybody that asks about the best damn longboard manufacturer around, KOTA Longboards!!!!!



Tim Terry

Former Virginia Beach SWAT

KOTA is freedom to me. Freedom from the craziness of life, from the business of the world, from the difficulties we all face. Freedom from the standard day to day routine of life. Freedom to fly, go fast, go slow and focus only on the wind in your hair. Learning to skate has been a dream of mine for many years. My KOTA board has given me the opportunity to experience incredible moments, discover fun downhills in the road and new places. I ride my KOTA to run errands, go to a friend's house or just to escape for a little while. My best days are when I get to take my KOTA out and just fly. When I'm on my KOTA longboard I feel happy and free. I feel empowered to take on the world. I feel happy to be alive and in this moment.



Angela Hemmen

Wounded Warrior Project, Jacksonville, FL

I ride with my family every single day weather permitting so my KOTA longboards are a pretty big deal. I couldn't guess at how many kilometers I put on my boards in a summer but it's a pretty big number. And it's not just about the boards. It's also what you do for veterans and what you've done for me. I've had several longboards before buying my first KOTA so I can confidently say that KOTA is not your typical longboard company and these boards are definitely not your typical longboard. My deepest gratitude to Nikki and Mike. You can bet I'll keep spreading the stoke up here. Mike and Nikki's dedication, tenacity and spirit are felt in these boards. I challenge anyone to find a more beautiful, comfortable, smooth-riding longboard.



Mario Cabral

Elementary School Teacher, Calgary, Alberta, Canada

My boards are a vehicle to freedom, passion and artistic expression. KOTA's a way of life, a family, beauty, sport and fun all wrapped into an amazing work of art. I've skated for 45 years and nothing comes close to the quality, craftsmanship, passion and love that go into every product. My KOTA boards are about expression, status and where I am in the grand scheme of life. Some days I want to pad up, throw on some Zeppelin and bomb the steepest roads I can find. Some days are for cruising, long glides and tasting a sunset. When I walk into a coffee shop after a great skate everyone stops and stares. I'm holding a rocket ship on wheels packaged as a work of art. People want to touch my board, try a glide and know where it came from.



James Herrera

National Director of Physical Health and Wellness, Wounded Warrior Project, Colorado Springs, CO

Longboarding teaches the lessons of life. Sometimes things come naturally, easily. Sometimes it takes just one try. Other times, you fall. Riding my U.S. Flag – Freedom! board teaches me to push harder, adjust and breathe. I acknowledge the risk but pursue being fearless. Why? Because the reward you will feel is worth it. You walk, I KOTA Longboard. I fell in love with KOTA Longboards because it's veteran owned, American and skillfully made. Their designs are rolling works of art, made for every age group and are just all around fun. I've had the pleasure of seeing both sides of KOTA Longboards, giving back to our nation's finest as well as for purchasing my own board. "It's your life – Carve It." couldn't have been a better slogan.



Sabine Sanchez

Sr. Operations Engineering Tech, Concho, Midland, TX

For our family and where we are in our active lives....its about enjoying the journey, never forgetting to play and feeling the joy of life.....Our KOTA Longboards always get us there!!! It's not just the incredible KOTA product, it's the whole experience - and the experiences we've had on our KOTA longboards have been awesome. The boards are high quality, built with pride and are true pieces of art when being ridden or when hanging proudly on our wall between rides. Definitely jump onboard now!



Joe Coniglio

LCol, USAF. Space Acquisition and Program Management, Manhattan Beach, CA

The efforts they take to make a fun product with their longboards was accompanied by their obvious support for military and law enforcement personnel. Being a police officer, this means a lot to me. Today, I own 6 KOTA longboards, two of my children have one each, and we love to get out in the good Arizona weather to show off the style and fun of our longboards. People see us and always ask where we got them and are amazed at the look and style they display. Several of my associates and fiends have purchased KOTA longboards as well and are pleased with them. Thank you Mike, and thank you to all your staff of dedicated service members and civilians who are doing a wonderful thing for the world.



Jeff Neese

Mesa Arizona SWAT

I first heard about KOTA on ABC News. I really dug KOTA's designs and liked that the company had a veteran and aviation flavor. I'd gotten into longboarding on Okinawa as a means getting around the seawall, but wanted a board that stood out. I got a KOTA Flying Tigers design. The coolest thing was you guys went out of your way to work with me to ship it to Okinawa. When the board got there it was awesome. We asked KOTA if we could do a custom board to commemorate the MC-130P that we flew. We came up with a design and you guys made it happen. I truly appreciate the boards, not only because they're a blast to ride and look cool, but because they're a reminder of one of the best unit's and aircraft I've ever had a chance to be a part of.



Matty "Dash" Davis

MC-130P Pilot Albequerque , NM

Denver firm probes crowdfunding for electric longboard launch - BusinessDen

It's a Kickstarter campaign attempting to stop kick starts. Denver-based KOTA Longboards has launched a campaign on the crowdfunding platform peddling its first-ever electric longboard. The company has sold more than $17,000 worth of the

March 28, 2018 @ businessden.com

VL036: Mike Maloney, Founder of Kota Longboards

In this episode of the Vet2BizLife Podcast, my guest is Mike Maloney, former Navy Top Gun and United Pilot and founder of Kona Longboards, who produces and distributes high-performance longboard skateboards that are handcrafted with superior styling

March 12, 2018 @ vet2bizlife.com

KOTA Longboards

KOTA Longboards Attractions in Denver: Read reviews written by 10Best experts and explore user ratings. Thrill-seeking, adventure-loving couples who crave a nontraditional Valentine's Day date will love KOTA Adventures. Have you ever ridden a

March 2, 2018 @ 10best.com

KOTA Longboards' broad appeal leads to $150,000 grant from Chase (Slideshow) - Denver Business Journal

Former U.S. Navy Top Gun pilot Mike Maloney doesn't look like your typical skateboarder. But that's exactly the point of his KOTA Longboards, made right here in the River North (RiNo) district of Denver.

March 2, 2018 @ bizjournals.com

KOTA Longboards - Soldier Systems Daily

I know you saw the title of this post and started scratching your head. Trust me, it all fits together. First off, before I go any further, I want to say that KOTA Longboards is a Veteran owned business. Second, these guys are thrill seekers, just like you.

March 2, 2018 @ soldiersystems.net

6 top tactical gifts for women

Rather than a boring gift certificate for an active, athletic woman, how about a longboard made by a real Top Gun? This is a gift that will make her feel like she is surfing on land. Other fans describe it as feeling as though you are flying.
March 2, 2018 @ foxnews.com

Holiday Gift: KOTA Longboards Are Designed For All Ages

By age 50, Mike Maloney had flown F-14s as a fighter pilot in Desert Storm, trained commercial pilots for United Airlines, become the CEO of an energy company, and then been fired. He found himself unemployed, nowhere near retirement, and in need
March 2, 2018 @ forbes.com

Kota Longboards || American Link

In the early stages of my interview with Tracy Davison-Hadsall, lead production builder for KOTA Longboards, the conversation takes a curious turn. "So,' I query, 'I guess that you had some prior experience which qualified you to take on the
March 2, 2018 @ americanlink.com

KOTA Longboards | Company Week

After navigating through some turbulence, founder and CEO Mike Maloney is flying high with a new factory and a focus on direct sales and co-branded longboards.
February 27, 2018 @ companyweek.com

January 13, 2018 @ https

January 13, 2018 @ https

January 13, 2018 @ https

FORMER NAVY TOP GUN DOMINATING LONGBOARD SKATEBOARD MARKET

After leaving college with an engineering degree Mike Maloney decided he wanted to be a pilot. He joined the Navy and flew F14 Tomcats, being selected for Top Gun. He was deployed for various conflicts; Desert Storm, Operation Southern Watch and
December 19, 2017 @ huffingtonpost.com

KOTA Longboards - 5 Surprising Ways How Longboarding Can You To Destress

For those living the longboarding lifestyle, they would definitely agree that it is wonderful and exciting craft and to an extent a form of culture many would be proud. More than just the adrenaline rush from the flips, turns and carves, the craft offers
November 18, 2017 @ authorityadviser.com

KOTA Longboards Announces Support of Wounded Warrior Project

"Longboarding is a physically invigorating and mentally relaxing activity for all ages," KOTA Founder Mike Maloney said. "Over the past few years, KOTA has worked with Wounded Warrior Project to develop a post traumatic stress healing program around
November 9, 2017 @ prnewswire.com

10 Amazing Longboard Companies You Should Know

The toughest part about finding small companies is simply finding them. This list includes the brands that you won't find in big stores and chains. These longboard companies are still pressing boards in garages or small warehouses and trying to find
May 8, 2017 @ concretecoast.com

6 Gear Companies That Support Our Veterans

Kota Longboards, like GoRuck, employs veterans and supports a host of veterans' organizations, such as the Navy SEAL Foundation and the Wounded Warrior Project. The company, based in Denver, Colorado, uses military designs on its boards. It's also

November 11, 2016 @ outsideonline.com

KOTA longboards opens Ruby Hill showroom - BusinessDen

For one Denver longboard manufacturer, Ruby Hill is the new RiNo. In September KOTA longboards rolled into a new production facility and showroom at 1400 S. Lipan St. - the site of a former sign-printing warehouse. KOTA owner Mike Maloney said

November 1, 2016 @ businessden.com

The Robb Report Highlights KOTA Longboards | Custom Longboards | KOTA Longboards

Looking for a fun summer ride? KOTA (Knights of the Air) creates high-performance, handcrafted longboards with a variety of unique designs and the option to create your own. (A coworker has one with a silhouette of her dog.) Founded by a Navy F-14

May 20, 2016 @ kotalongboards.com

KOTA Longboards

Looking for a fun summer ride? KOTA (Knights of the Air) creates high-performance, handcrafted longboards with a variety of unique designs and the option to create your own. (A coworker has one with a silhouette of her dog.) Founded by a Navy F-14

May 13, 2016 @ finance.yahoo.com

Adventure Sports Network

Dewey Weber and KOTA's New Licensing Agreement Includes 10 New Board Styles | Adventure Sports Network

The handbuilt quality and vintage style of Surf Boards by Dewey Weber is now linked with KOTA (Knights of the Air) Longboards based in Denver. Pre-orders are immediately on and will be ready to ship early January 2016 December 14, 2015; San

December 15, 2015 @ adventuresportsnetwork.com

Retired Navy Pilot Hires Veterans for KOTA Longboards

Fox News - Retired Navy pilot Mike Maloney builds KOTA Longboards business with US military veterans and finds success in Denver, Colorado.

December 11, 2015 @ kotalongboards.com

Faces of WhippleWood-KOTA Longboards

Introducing our second issue of FACES OF WHIPPLEWOOD featuring Mike Maloney of KOTA Longboards. Where were you born and raised? Born in Valdosta, GA. Raised in Wisconsin till 8 yrs old then Ft. Collins. What is your fondest memory growing up?

April 14, 2015 @ whipplewoodcpas.com

Tech Talk: KOTA brings new technologies to the longboard

Please enter your email address associated with the account so we can help reset your password. Stay up-to-date with the latest news and scores from your favorite teams anywhere and get customized notifications, special offers and much more My

March 12, 2015 @ si.com

Grant-winning longboard company riding sports lifestyle wave

Mike Maloney looks a little stunned. Happy, but astounded. "Unbelievable. Just unbelievable," he says. In 2012, the former Top Gun Navy pilot was searching for inspiration. His clean-energy start-up had fallen prey to a souring economy. He was in

January 29, 2015 @ denverpost.com

KOTA Longboards Leads Longboarding Industry + Q&A With Founder | CatchCarri.com

When Mike Maloney saw a longboard skateboard in a local bike shop several years ago he was instantly intrigued but saw several things he would do differently on the design end. As an engineer, it was a natural instinct. And perfect timing as he...

December 12, 2014 @ catchcarri.com

These Rides Will Make You a Longboard Believer

3 Rides That Will Make You a Longboard Believer Good for both downhill racing or leisurely cruises along the boardwalk, the longboard is a versatile and simply a fun way to get around.

September 25, 2014 @ popularmechanics.com

NTOA and KOTA Longboards Create Law Enforcement Longboard

National Tactical Officers Association (NTOA) Partners with KOTA Longboards® to Develop Unique NTOA Branded Longboards KOTA Longboards® to Exhibit New Boards at NTOA 31st Annual Tactical Operations Conference & Trade Show in Mobile,
September 3, 2014 @ ammoland.com

KOTA Longboards and the 40-Something Wannabe - Elevation Outdoors Magazine

I was always jealous of the kids ripping the rec path from Copper Mountain down to Frisco where I lived, watching them in shock and awe as they sped along without helmets or pads, wondering what would drive someone to take such chances.
July 6, 2014 @ elevationoutdoors.com

Bomb Down the Hills on This American Flag Longboard

The rivalry between skateboarding and longboarding has been one steeped in blood, sweat, tears, and endless smack-talk. Regardless of our allegiance towards the hip skateboarding culture, we have to give it to KOTA for the introduction of their
July 3, 2014 @ thrillist.com

KOTA Serves A New Type Of Rider

We get it. For years, longboarding was for people who bomb down a hill with reckless abandon. Boards were built for downhill and sliding, and the skate culture promoted it - so the ridership followed suit. But a new ridership has emerged. Older, more discriminating but still full of youthful enthusiasm and hungry for a new and invigorating activity. KOTA has re-designed the longboard with that rider in mind. One who appreciates quality and performance, and who desires a land or street-surfing experience.

Young, old, male, female - the demographic that KOTA reaches is broad and diverse. We all have a common connection to all that the KOTA brand stands for, a love for adventure and a desire to be unique. Our clients are our family and KOTA is a very big tent!



KOTA Is Fundamentally Different From Our Competitors

KOTA creates a longboard product, both traditional and electric, that the competition simply can't match. Unlike our competitors, KOTA offers styling and performance that appeals to a rider motivated by performance, value, quality and brand.



Competition: Loaded Dervish

- retail $333 complete
- topside grip tape
- bottom graphic
- bamboo construction
- every board a carbon copy



Us: KOTA Classics

- retail $329 complete
- KOTAgrip finish
- top & bottom graphic
- Hard Rock Maple construction
- every board is unique



Competition: Boosted

- retail $1,600-$1,700
- 9-12 mile range
- topside grip tape
- no alternative shapes
- every board a carbon copy



Us: KOTA Spitfire Mk V

- retail $1,299
- 15-17 mile range
- KOTAgrip + top & bottom graphic
- 3 board shapes for different rides
- every board is unique



Camber and Concave - a potent combination

- All KOTA boards are engineered with 'hyperbolic saddle', a specific combination of camber and concave giving KOTA riders unparalleled turning performance and an exceptionally smooth ride.

- Designed similar to a downhill ski, KOTA longboards are capable of tight turns allowing the rider to crisscross the fall-line of a hill. This allows the rider to control and manage their speed even on steep terrain.

KOTAgrip - a revolutionary grip finish

- Our proprietary KOTAGrip finish is unique in the skateboard industry. Clear, durable, smooth, and particulate-free, KOTAgrip stays grippy even when wet.

- Other skateboards are covered with grip tape, essentially high grit sandpaper. Grip tape tears up clothes, shoes and skin, and prevents any artwork on the top of the deck.

- KOTAgrip is elastic enough to handle the flex of our boards and lasts the lifetime of the board.





Knights Of The Air

- Knights of the Air has its historical roots in the genesis of fighter aviation over 100 years ago in WWI. It essentially stands for the Chivalric Code.

- Our line of board shapes are named after famous aircraft from the dawn of aviation: SPAD XIII, Nieuport 17, Handley Page, Sopwith Pup. Macchi and Spitfire.

- Our styling is "timeless vintage" and includes aviation, surf, pin up girl and race car inspired designs.

Pure Joy

- KOTA longboards are functional works of art, an expression of your personal style.

- Empowered, free, adventurous, confident, trend setting, pioneer. These are common words our clients use to describe how they feel riding KOTA.

- Your friends will ask, "You ride?" The most common answer from KOTA clients is, "Yeah I ride, don't you?"



Our Progress So Far

KOTA has been on a rapid growth curve, averaging 100% year over year growth from 2013-2015. In 2016, our factory lease ran out and we had to find a new location that enabled us to scale rapidly. Moving a manufacturing operation is difficult and has a major impact on sales and expenses. Due primarily to our factory move, revenue declined in 2016. We now have a completely scalable factory with a showroom, in an up-and-coming neighborhood of south Denver. Though full operations weren't established until spring of 2017, we rebounded with 32% revenue growth last year.

We now own all of our equipment outright and can produce an estimated 20,000 boards a year. With an even blend of eBoards and non-electrics, that volume would generate over $15M in annual revenue. Fully capitalized, KOTA also has the opportunity to purchase our factory location (without tying up raised capital) and secure long-term stability in our manufacturing environment.

We're raising money now because we're short on cash to finance our growth. We need working capital and a marketing budget so we can grow sales and cover our 'cash conversion cycle' (the time from paying for raw materials to when we get paid for finished product). We're marching toward cash flow and profitability with multiple sales channels and a diversified product line that are already growing. The market is there, we need capital to go and get it.



KOTA is Founded

Mike & Nikki start KOTA Longboards in their garage. The dream begins!

May 2012

February 2013

Sign Our First Co-Brand Partner

EPIC Brewing approaches KOTA to co-brand longboards and make tap handles from our scrap wood.

June 2013

July 2014

We Win a $150k Mission Main Street Grant

We're selected from over 15,000 applicants to receive a $150k grant from Chase Bank & Google.

November 2014

June 2015

We Move Factories

We make the move into a larger factory in the Ruby Hill neighborhood of South Denver.

Summer 2016

August 2017

Launch Our First Electronic Board

Pre-orders for the Spitfire MK V electric sell out in days and Scheels orders initial units for CO, SLC, & KC locations.

November 2017

Expansion Plans Commence

We plan to expand into 27 Scheels stores with both Spitfires & traditional longboards, increase our Spitfire sales, continue building co-brand relationships with CrossFit & others, and do a test run of KOTA products at the Denver REI flagship store.

Summer 2018

Summer 2018

KOTA Cash Flows

Aided by affiliates and holiday sales of Spitfire & Mustang eBoards, direct sales grow propelling KOTA to cash flow

2019

Fall 2019

We Move Into Our First Factory

KOTA moves into a commercial factory in the River North (RiNo) Art District in downtown Denver.

Outside Magazine Feature

KOTA is featured in Outside Magazine's Gear Guide. Sales accelerate!

Featured in Chase INK Card Commercial

KOTA featured in Chase Bank's INK Card commercial on national TV, radio, and print.

SCHEELS

Scheels Places KOTA in A New CO Location

By February, we've expanded the relationship to be sold in 7 Scheels locations.

Sales of Our P-51 Mustang eBoard Begin

KOTA begins development of the 2nd generation P-51 Mustang eBoard featuring proprietary power plant & drive train.

KOTA Apparel Line Launches

Having built up a warchest of capital, KOTA begins move into action sports/casual wear apparel.

Let's Build Something Extraordinary Together

Dear Investors,

We truly believe KOTA is at a tipping point. We've battled through all number of challenges to build a manufacturing company in the U.S. Now we have a factory capable of scaling aggressively, a multi-channel pipeline of business with plenty of growth potential, and a new, kickass product in the Spitfire Mk V electric. The KOTA brand has matured and we've carved out a place in the active lifestyle market.

Make no mistake about it, manufacturing is hard. There's a multitude of moving parts that must be managed in a deft balancing act. We've worked tirelessly to establish a lean and scalable production process capable of delivering a consistent, high-quality, and sophisticated product. We've done it and are ready to really push the accelerator at KOTA, but we need capital to do it.

We've got the right team in the right place at the right time to take KOTA to a new level. In keeping with the KOTA code, we hold ourselves to a higher standard in all that we do, every day. We take our role as stewards of your investment very seriously. In the words of one of our investors, "You guys are brutally efficient with capital." It's true, and it's true because you deserve the most from your investment in us.

We've been lucky to have the support of a wonderful, passionate, and growing group of people that want to see KOTA succeed. Now, we're proud to give them and newcomers to KOTA a chance to invest and join us on this journey. KOTA has been a grassroots effort from the start, driven by the passionate connection our clients have to KOTA and the excitement they get from bringing longboarding into their lifestyle. With your support, we can scale KOTA to sustainable profitability and continued growth.

What brought us together was the belief that we can do and build something exceptional. Join us now and let's light this candle! It's your life, Carve It!




Nikki Maloney

-- Mike & Nikki

KOTA Appropriately Priced for Market


Bell Curve of Longboard Pricing
internet pricing of completes over 39 inches in length
KOTA MACCHI M.40
MSRP $275
KOTA PREMIUM line
MSRP $329
Curve indicates distribution of PRICE only and is not reflective of length. For example, Original has two 40 inch models priced at $324 and $349.
mean $269
25th percentile $189
75th percentile $324
Relative price ranges for competitive products:
blue = board companies in traditional skateboard market
green = board companies targeting older demographic
Sector 9
Arbor
Original
Land Yachtz
Braker Boards
Loaded
Original
Hamboards
Braker Boards
Billy Lush
Hamboards
$100-150
$150-200
$200-250
$250-300
$300-350
$350-400
$400-450
$450-500
$500-550
> $550

Revenue Growth Rebound from Factory Move


Revenue Growth (2013 - 2017)
$250k
$200k
$150k
$100k
$50k
2017 revenue growth 32%
21% reduction in burn
factory move & re-establishment of full scale ops
2016 revenue direct result of factory move
2013
2014
2015
2016
2017

2018 Outlook

Expansion into multiple Scheels locations
with both conventional and KOTA eBoards

Attracting new CoBrand Partners
such as Beyond, Leupold, CrossFit and others

Launch of Spitfire Mk V Electric
successful Kickstarter campaign in March 2018

Fully capitalized with Marketing Capital
we anticipate > 100% revenue growth

Electrics and CoBrands Will Fuel Our Growth


Revenue Projections 2018 - 2022 (Fully Capitalized)
2018 Growth
$14mm
$12mm
$10mm
$8mm
$6mm
$4mm
$2mm
16k units
14k units
12k units
10k units
8k units
6k units
4k units
2k units
2018
2019
2020
2021
2022
impact of adding additional CoBrands (i.e., more Anheuser Busch brands, CrossFit, etc.)
non-electric unit growth
revenue growth
electric unit growth
relatively small increases in eBoard sales have large impact on revenue growth.
Fully capitalized with Marketing Capital
growth in direct sales in both non-electrics & eBoards plus Scheels expansion fuels 2018 growth.
Direct Sales
boost in sales due to impact of Google Concierge Program (July-September)*
* program is optional and may not be the highest ROI use of marketing capital
eBoard Sales
projected expansion into 7 additional Scheels locations (14 total) with each selling an average of 4 Spitfire Mk V eBoards per month
CoBrands
anticipating 2 additional CoBrand partners plus growth in Anheuser Busch (Budweiser) orders

Meet the Founders



Mike Maloney

Founder/CEO

Mike is a former Navy F-14 Tomcat pilot and TOPGUN graduate. BSME (CU) & MS Fin (Univ. of Denver). Formerly ran CH2M HILL's technology investment portfolio and CEO of Novinda, a clean energy start-up.


QUICK RELIABL
ACCURATE

Nikki Maloney

Founder/Vice President

Entrepreneur, experience in operations, manufacturing, PR, public policy, and economic development.

AND THE REST OF THE TEAM



Wick Hardenbergh

Production Manager

Manufacturing experience at GE turbines, Indy Honeycomb. BA International Studies, Ohio State Univ..



Chris Neal

Production

Master shaper, skateboarder & KOTA team rider. Manufacturing experience in woodworking and marble.



Sean McGrane

Marketing

U.S. Army, tours in Iraq & Afghanistan. IT & Digital Marketing professional. Part-time, non-comp.



Lucas Marquardt

Advisor - Finance

Small Business Finance Expert. Active Rugby Player and longboarder.



Rick Rusch

Advisor

Sr. Exec, Land's End, REI, Eddie Bauer. Brand, apparel and merchandizing expert. Part time advisor.

Raised $1,078,881 From 15+ Investors

Amount	Date	Type
$150,000	February 2013	PRICED ROUND
$50,000	June 2014	LOAN
$236,500	September 2014	PRICED ROUND
$250,000	July 2015	PRICED ROUND
$22,381	October 2016	LOAN
$150,000	December 2016	PRICED ROUND
$220,000	July 2017	PRICED ROUND



Don Evans

President, Evans Group International. Former President/Vice-Chairman at CH2M Hill.



Jeff Ludwig

Financial Advisor and Wealth Management professional.



Rick Whipple

Founder, Whipplewood CPAs. Former CEO, South Metro Denver Chamber of Commerce.



Scott Vasina

United Airlines Captain, U.S. Navy Captain (Ret), former Navy A-6 Intruder pilot.



Jon Papez

Delta Airlines Captain, U.S. Navy Captain (Ret), former F-14 Tomcat pilot.



John Lemak

Founder, Sandor Capital

MORE INVESTORS

Interview

Wefunder interviewed Mike Maloney on February 23, 2018.

– COLLAPSE ALL

WF: What does KOTA do?

MALONEY: KOTA manufactures and sells high-performance longboard skateboards into the active lifestyle, action sports market. KOTA's market is a significant expansion of the traditional surf and skate market, as the Surf Industry Manufacturers Association (SIMA) quantifies the Surf Lifestyle market at 70 million adults in the U.S. alone. That's nearly a third of the adult population who spend $26.5 billion annually on surf lifestyle products, and this represents just a portion of the larger action sports market.

We looked at this large consumer market, including people outside of the surf demographic, and wondered why people who road bikes, mountain bikes, skis, snowboards, and paddleboards aren't getting into longboard skating more readily. We realized that it was largely because the right product wasn't available in the marketplace.

We began to understand that our target demographic generally had little in common with the skateboard culture – they don't relate to the image of a reckless, rebellious teenager riding rails or downhilling, and they're unlikely to visit or feel comfortable in a skate shop.

There's nothing there stylistically or culturally that appeals to them. KOTA offers a brand, styling, product, culture, and image that fits with their active lifestyle. The primary issue we faced was breaking through the stigma that riding a piece of wood with wheels on it is a sure trip to the hospital.

From day one, we've engineered our boards like a high-performance downhill ski to give the rider exceptional carving and traversing performance. We've taken the riding style of longboarding back to its roots in terms of land surfing or street surfing. It's all about rider control, allowing the rider to carve turns similar to skiing or surfing.

We feel we've created the right product at the right time for longboard skate to move into the mainstream action sports market as a lifestyle activity. Our market includes people who've shown an affinity for action sports or an active lifestyle but haven't made the move into longboarding.

What we do every day is help them understand that this is a product they can use safely and comfortably. With KOTA, they have a product and activity that fits directly in with their active lifestyle regimen, be it recreation, transportation, stress relief, thrill-seeking, image and cool factor, etc. The longboard goes side-by-side with the road bike, skis, snowboard, and surfboard in your gear locker. The great thing about longboarding is that there's no setup or breakdown time. All the infrastructure anyone needs is around us all the time in terms of paved roads, bike paths, and places to go.

WF: What are the demographics of your potential market?

MALONEY:

KOTA's demographic broadly includes everyone from the young professional in their mid-20s to early 30s all the way to the retiree in their 60s and 70s. This is well outside of the official demographic for longboard skate, which is officially defined by SIMA as age 9 to 24 and 93% male.

In contrast, the heart of KOTA's market is ages 35 to 55 and 40% women. The market demographic we reach is large and with significant disposable income to spend on lifestyle products. They just need the right longboard product as their entry point to adding longboarding to their active lifestyle regimen.

Women are a particularly important part of our 'tribe.' It's pretty clear to us that if you're not focusing on women today, then you're really missing a major trend in our marketplace. SIMA came out with a significant market report on the Surf Lifestyle market last year, with two major takeaways: The consumer has moved toward value, quality, and brand as their primary purchase motive, and that the female head-of-household is increasingly the decision maker when it comes to lifestyle purchases for the family. We believe that these trends are consistent outside of surf and reflect the broader mainstream action sports market.

Getting middle-aged people to skateboard may seem like a daunting challenge. We do have several historical market moves to draw from, including Roller Blades back in the 80's and stand up paddleboarding in the last 15 years. One market move that we believe has similarities to KOTA is the re-making of the beach cruiser bicycle market primarily by Electra back in the early 90s. I think Electra was facing a similar demographic in the SoCal beach volleyball community that had or wanted an old, classic Schwinn beach cruiser. Remember that at the time, multi-gear mountain bikes and road bikes were all the rage. One can only imagine how crazy everyone thought the founders of Electra were building 1, 2, or 3-speed bikes.

We look particularly at how Electra attracted women to beach cruisers. They didn't just "pink it and shrink it" as they say in the apparel industry. Electra brought in very stylish, artistic graphics and trim features that were appealing to women. They brought in the Dutch-designed bicycle with the back wheel or 'skirt' cover to accommodate women riding in skirts. They were very specific about attracting women to beach cruiser bicycles and it seems that by the end of the 1990s, women had become the dominant buyers of beach cruiser bicycles.

We feel that we have a very similar opportunity to attract women into longboard skate. Women are a very critical component because they've been virtually ignored by the skate industry, as reflected by SIMA's demographic analysis of longboard skate. Our experience has been that women definitely want to engage, learn to ride, and be adventurous on their own terms.

When you look at our price point, getting into longboarding for around $300 is very reasonable, particularly as there isn't any additional equipment needed other than maybe a helmet. If you think about buying a high-end paddleboard, you're looking at maybe two or three times that price for the paddleboard, and that doesn't include a paddle, car rack, life jacket, and wetsuit if you want to ride year-round. All sorts of additional purchases just to get out on the water. Then you have to load it all into the car and find a body of water where that equipment can be used.

Personally, I keep my longboard in the back of my car and ride virtually anywhere at any time. I can ride in a suit, casual wear, gym clothes. I get tired of jockeying for parking spaces near a store or restaurant and tend to park several blocks away then jump on my board to ride to shop, a lunch meeting or cocktails with friends.

WF: How is your push to expand the market progressing? ^

MALONEY: Early on, we had to sell people on the idea of longboarding before we could sell them a longboard. In the past couple of years, we've broken through that. We have enough testimonials, photos, and video from our clientele for others to see people just like themselves skating on KOTA boards. We don't have to spend as much time convincing them about longboarding.

Word is getting out and our consumer has seen enough people riding KOTA to approach us generally beyond the point of wondering if they can or should adopt skate. Today the typical sales process is to show them the product so they can see and feel it's beauty and quality and engage them in the KOTA brand, which leads them to understand that this is the right product and brand for their move into skate.

One of the reasons KOTA stands out in this demographic is our KOTAgrip finish. Every other longboard or skateboard out there typically has black grip tape – essentially sandpaper - glued to the top of it. The grip comes from the abrasiveness of the grip tape. We've innovated around that, giving our clientele a smooth finish that is chemically grippy.

KOTAgrip was one of our early innovations that eliminates the need for grip tape on our boards. KOTAgrip is a truly nonporous, clear, and gloss grip finish. There's no particulate in it - no silica, no glass beads. It's not a rubberized product, but it feels like a rubberized surface.

KOTAgrip lasts the lifetime of the board, never wears out or diminishes, and stays grippy even when riding in wet conditions. Since there aren't any pores in the finish for dirt to stick to, we can wipe our boards clean with a wet paper towel – we can even get road tar off of the surface.
KOTAgrip allowed us to elevate the primary art surface to the top of the board. Our boards are unique in the skate market as a result. With the art on the top of the board, KOTA longboards become an expression of one's personal style.

WF: What co-branding have you been able to arrange? ^

MALONEY: A number of companies have come to us over the last five years asking to co-brand with KOTA. The first was Epic Brewing. They told us that they'd noticed more and more of the people visiting their taprooms were longboarding. Epic wanted to find a way to engage in that activity, but KOTA was the first longboard they'd seen of a quality and style they were comfortable associating their brand with.

We started making Epic Brewing boards and that led to co-branding with several other brands such as CamelBak, Oakley, Subaru, Vail Resorts, and Ferrari Owners Club – the list goes on and on. Now we have an open-ended agreement with Anheuser-Busch. We currently make boards for Budweiser and Landshark, but other AB brands are certainly coming. We also do boards for independent craft breweries and distilleries, apparel brands and other active lifestyle companies.

Hotels and resorts are a market we're focusing on. For example, Halcyon Hotel is a relatively new, upscale hotel in Denver. They rent our boards, co-branded for the hotel, to guests out of their Gear Garage. Leupold is another recent co-branding partner.

We recently delivered personalized boards to Greg Glassman, the founder of CrossFit, and Dave Castro, a former Navy SEAL who initiated the CrossFit games. They both ride and have indicated that longboarding fits with the CrossFit philosophy of recreating in all aspect of one's daily regimen. We're hoping to talk with them soon about retailing co-branded KOTA products.

WF: What makes your longboards special? ^

MALONEY: First would be the way we engineer our boards for carving performance. We heavily camber these longboards just like a downhill racing ski. If you ever see someone put their downhill skis together bottom to bottom, the skies are bowed – that's camber. They're intentionally engineered with that cambered shape so the skier can set, hold, and reverse turns edge to edge.

If you drive down the highway and see an empty 18-wheeler, you'll notice its flatbed is bowed. That's also intentionally done so that when you load up that flatbed, it flattens out by putting a tremendous amount of tension and compression in the flatbed frame. This adds a great deal of energy to the flatbed frame that not only strengthens it but also acts as a shock absorber when the truck hits bumps in the road.

In a high-performance downhill ski, camber also generates a spring for the skier to rapidly reverse their turn. That allows a skier to not only control the skis in the turn but to also accelerate or bleed energy in the turn. Camber in our boards allows the rider to turn tightly and crisscross the fall line of the hill, not just accelerate straight down it. And even avid longboarders consistently tell us KOTA provides the smoothest ride they've ever experienced.

The second differentiator for KOTA has to be our KOTAgrip finish. The traditional skateboard has grip tape, which is essentially black sandpaper taped to it. This uses friction between the grip tape and the rider's shoes to hold them on the board. There is some spray on, "clear" grip finishes out there, but they all use silica beads to emulate grip tape for that same friction grip. Those grip tapes or finishes tear up your shoes and clothes and eventually wear out.

KOTAgrip, on the other hand, is completely smooth. It utilizes chemistry that generates a grippy surface without pores or particulate. It's a much different product, but it feels similar to a professional or college basketball court surface. KOTAgrip is elastic enough to handle the flex of our boards without degrading, will stay grippy even when wet, and lasts the lifetime of the board.

WF: Who are your main competitors? ^

MALONEY: There aren't many longboard skateboard makers that are focusing on the market segment we're reaching. Hamboards and Billy Lush are a couple of brands that seem to target the same customer, but most others are focusing on the traditional market demographic.

When it comes to product design, most longboard manufacturers seem to compete on features that enhance tricks and skate park riding or bottom side graphics. The market is even more clouded because there's not really any criteria for what is or isn't a longboard. We qualify a longboard as any board over 38 inches, but you'll see 27-inch boards online marketed as a "longboard."

Our approach has been to engineer a superior riding experience. We don't find anybody in the market taking the engineered hyperbolic saddle design approach that we do at KOTA, nor have any of them created anything similar to our KOTAgrip finish. We've developed our product around a focus on the rider we're selling to, the style of riding that attracts them to longboarding, and the features and styling that offer them a product and brand that brings value to their lifestyle.

WF: How do you measure growth? ^

MALONEY: Sales, sales, sales. In KOTA's early years, we matured from making boards in our driveway on a manual press to a solid, scalable production process that puts out highly consistent boards. We do that daily now and can field new products like the Spitfire Mk V electric or new designs in short order without significant re-tooling. The focus now is on driving sales and revenue to fill that capacity.

For example, we launched the Spitfire Mk B electric board at Thanksgiving. We're already sold out of preorders and have begun shipping the first units. Scheels - a major specialty sporting goods store - is a new retailer for KOTA. Scheels opened their first Colorado store last September. Since September, Scheels has made six or seven recurring orders of our non-electrics and ordered the first lot of our Spitfires when we introduced them.

Since January, we've expanded to six additional Scheels locations around the U.S., from Reno to Salt Lake to Des Moines. That's the kind of growth we want to see in all of our sales channels. We expect that throughout 2018, we'll see further expansion into additional Scheels locations, growth in sales to our existing CoBrand clients, growth in new CoBrand partnerships, and significant growth in direct sales. The latter will be driven by smart and targeted marketing spends intended to increase awareness of the KOTA brand and expansion of our 'tribe' both domestically and internationally.

WF: What makes your electrical powered board superior to the competitors? ^

MALONEY: In early 2017 we started testing a variety of e-boards to analyze product performance on the market at the time. E-boards have improved a great deal, but we felt that KOTA could offer a significantly better ride. When we motorized some of our boards, we knew we could offer a completely different e-board experience. The carving performance, KOTAgrip finish, and style of our decks made for an electric deck different from anything else on the market.

We tested the Spitfire Mk V side by side against the top tier e-boards on the market today. The improvement in ride-ability was remarkable with our cambered shape, providing a more responsive turning performance while simultaneously acting as a shock absorber for an exceptionally smooth ride.

Put bluntly, the market has produced the sports car motor, but without the sports car chassis, suspension and body, it's not a sports car. KOTA offers you the total package.

We refrain from making any claims that the Spitfire is the fastest e-board or will have the greatest range on the market, but we feel that the electronics package we chose is a very solid kit, and when it's paired with our decks, it makes for an unparalleled riding experience. One claim we will make is that only KOTA can offer a choice of board graphic featuring our KOTAgrip finish.

We can also undercut the top line e-boards on price. Our board retails for $1,299. Boosted's extended range board starts at about $1,600 and has a range that's 3-5 miles less than the Spitfire. Evolve's e-board line is in the $1,800 to $1,900 range. Inboard comes in at somewhere around $1,500 to $1,600. We're beating the market on price by $300 or more with an exceptional product and riding experience.

WF: How many stores are you sold in? ^

MALONEY: Right now, Scheels is our most active retailer, and Ron Jon also carries KOTA. As I mentioned earlier, we started selling into the new Scheels Colorado store last September and have expanded into seven locations in the past month. We're bullish on that relationship and expect to be in many more of Scheels' 27 locations by year's end.

We've also been in dialogue with the General Manager of the REI Flagship Store in Denver. REI has shied away from skate, so that may be an uphill battle, but the Denver store manager rides, seems enthusiastic about KOTA, and may well try a test run this year with KOTA Spitfires and non-electric boards. That's TBD but the dialogue to date has been positive.

WF: How many boards are you selling? ^

MALONEY: We sold about 900 boards in 2017. We want to be at 2,200 to 2,500 within 2018. None of our 2017 sales included the Spitfires. That product line could blow up on us at any moment. Our Gross Margin on the electric is the same as our non-electrics in terms of percentage over cost, however, the Gross Margin dollar amount is materially greater. It takes far fewer Spitfire sales to drive KOTA to cash flow than our standard boards.

The 2,200 to 2,500 number would be about what we estimate will cash flow the company based solely on our non-electric boards. We can certainly double the number of boards we sold in 2017 even with just our non-electrics, as we didn't pick up our CoBrand relationship with Anheuser-Busch until late June and we still moved 200 units to Budweiser throughout the summer. However, we weren't written into anybody's promotional plan or marketing budget at that point. We're now integrated into AB's marketing apparatus for 2018 and beyond.

For example, Budweiser's main marketing season extends roughly from the Fourth of July to Veterans Day. We expect to see more Bud orders starting in about May. If we start adding additional AB brands such as Goose Island or Golden Road, we may double our annual board numbers just on this one relationship.

KOTA is really at a tipping point with multiple sales channels driving our sales growth. We saw 35% revenue growth from 2016 to 2017 and shaved nearly 25% off of our burn. We just don't need to see a colossal jump in sales to cover our monthly burn rate. Less than 30 Spitfire sales per month would cover our burn rate on a gross margin basis.

WF: What are you doing to attract more customers? ^

MALONEY: One of the reasons that we're raising capital is that we've never really had a significant marketing budget at KOTA. Despite that, we've built a pretty substantial brand, at least in its potential. We obviously need working capital to finance the growth, but a large part of our WeFunder capital campaign is intended to finally get a meaningful marketing budget at KOTA.
To date, we've not been able to do aggressive Facebook or Google AdWord campaigns. We are starting to get some influencers with large social media followings to endorse the KOTA brand, but we're getting into a market where engaging YouTube bloggers or product placement costs money.

We're intensely focused on ROI from any marketing spend – a daunting thing as it's not always easy to predict ROI on marketing spends. We've always been able to produce high-quality content, including video, plus still and written content on a shoestring. It's imperative we continue to put out high-quality content to reach a broader market. That will undoubtedly require some marketing capital going forward.

We need to be able to get influencers to test and blog about our product. We need the capital to distribute a fleet of our electric boards for both unpaid and paid reach. This kind of exposure is what creates exponential growth in our lifestyle market. We need a meaningful marketing budget and we have to be very savvy about maximizing any marketing spend.

WF: What's been your biggest challenge so far?

MALONEY: Luckily it was one that we solved. Our lease ran out in our old location in 2016 and we had to move our factory. It was a real hit in terms of lost revenue and increased expenditures to make the move and get the new factory up to speed. But now we have a completely scalable factory in a fantastic and up-and-coming neighborhood of Denver.

We can do an estimated 20,000 boards a year out of this factory. We'd be generating over $15 million per year if we were at that volume. We paid off the lease and purchased our hot press in August 2017 so now we own all of our equipment outright.

The major challenges that face us now are working capital for operations and financing our growth and marketing. We're in what's affectionately (that's a joke, by the way) referred to as 'the valley of death' for a startup. We're growing but are short on cash to finance that growth. We're still early stage enough where we don't yet get advantageous payment terms from most of our vendors. We pay up front for components like wheels, trucks, bearings, wood, etc. Yet we're getting sales relationships with co-brand partners or retailers where we won't get paid for 30 or more days.

We have a cash conversion cycle gap that challenges just about every other startup - it's not unique to KOTA. Until we're profitable, we're reluctant to get a line of credit and doubt any bank would issue us one, at least one with reasonable terms. We simply need to self-finance the growth while making tactical and strategic spends to attract more sales. We can get through it because the sales pipeline is there for us to grow.

WF: When you think about the long-term future of this business, what sticks in your head as a big concern?

MALONEY: Where is our next sale coming from...always! We can generally predict about every cost we have at KOTA, but it's far more difficult to predict sales. When we close a new client, we can only afford a quick high five. Our attention has to immediately turn to, 'Who's our next client?' We've been blessed to attract such great relationships like Dewey Weber Surfboards, Anheuser Busch, and Scheels as a pretty young company, but there are many more out there we should and need to seek out and close.

Obviously, personnel is a concern, particularly when we're faced with significant growth. Just about the only thing we need in order to grow is more bodies on the production floor. We'll soon need more skilled or semi-skilled workers, and that's always a challenge.

We're on a direct path to profitability, but we need to be savvy about how we deploy capital to drive more sales while making sure we have the ability to deliver product. It's a constant juggling act. We don't let our guard down just because we're suddenly flush with capital. We've closed capital rounds where we've been able to achieve our goals, and we've closed capital where we fell short of the target. It's like an aerial dogfight. What happens after the merge never follows any plan you might have had. You have to be intensely aware, nimble, creative, adaptive, and smart all the time in order to come out on top.

One last thing that's always on our minds is building a specialty brand. We're already more than a longboard skateboard company. KOTA is an emerging brand. KOTA stands for Knights of the Air, which represents a code of honor, integrity, courage, and esprit de corps. Its progeny goes back to the earliest pioneers of aviation in World War I.

When our clients understand the context, historical connection, and authenticity of the KOTA brand, it seems to open up a strong sense of meaning and belonging. We believe this connection goes beyond most other brands out there.

We can never commoditize the KOTA brand or our product. If we do that we'll dramatically lower KOTA's brand potential. Every marketing report we've seen in the past couple of years indicates the consumer has moved from commodity and price point as a purchase motive to value, quality, and brand. You see example after example of companies that fall into the trap of chasing sales by sacrificing the specialty nature of their brand. We have to stay disciplined and remain true to all that the KOTA brand stands for and the high performance, high quality, and high-value nature of our products.

WF: Who is on your team?

MALONEY: We're all pretty seasoned people. I graduated with an engineering degree and then became an F-14 Tomcat pilot in the Navy. I was lucky enough to be selected to go to TOPGUN, graduating from the Navy Fighter Weapons School in 1992. After leaving the Navy, I got a Masters in Finance from the University of Denver and ended up starting my own financial services company. I spent 10 years at United Airlines as a pilot instructor and Captain but decided to leave the airline industry in 2005. The CEO of CH2M Hill [a global environmental engineering company] hired me to find a way to monetize the technology that flowed through the firm. CH2M Hill's technologies ranged from modular nuclear reactors to reverse osmosis for water treatment, biomass to energy, clean coal, wind, solar and upstream natural gas to polymer concrete materials for nuclear waste containment. Ultimately, the goal was to wrap an operating company around a technology, externally finance it with venture capital, put management in place, then come back in and do it again. Eventually, I rolled out as the CEO of one of our clean energy companies. That certainly was a rich training ground for managing a start-up that serves me well today at KOTA.

My wife Nikki also worked for CH2M Hill. She has a degree in public policy and several years of marketing and public relations experience. She started a trade organization for CH2M Hill, becoming its initial executive director. She worked as an Economic Development Specialist at the City of Denver's Mayor's Office of Economic Development and International Trade (MOED&IT), specializing in the telecommunications market. She's got a great deal of management, marketing, and PR experience and, among many other things, spearheads our exceptional customer service.

Our Production Manager, Wick Hardenbergh, is an International Affairs grad from Ohio State. Wick's a phenomenal leader on the shop floor with a calm and professional demeanor. He's quite capable of scaling KOTA production.

RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

KOTA Longboards is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Join **149,942** investors who funded **177**



Don Evans

President at Evans Group International LLC

Evans Group International LLC • Stanford University

Las Vegas, Nevada Area • 500+

InMail ···

Experience

President
Evans Group International LLC
Jan 2009 – Present • 9 yrs 3 mos

Chairman
D. L. Evans Bank
2016 – 2017 • 1 yr

President
CH2M HILL
1990 – 2008 • 18 yrs

Chairman
DBIA
2003 – 2005 • 2 yrs

Education

Stanford University
Bachelor of Science (BS), Master of Science (MS), Master of Business (MBA), Engineering and Business
1969 – 1979

Skills & Endorsements

Water · 99+
Nancy Crow and 99+ connections have given endorsements for this skill

Strategic Planning · 81
Endorsed by **Mickey E Fouts, who is highly skilled at this**
Endorsed by **31 of Don's colleagues at CH2M**

Water Resources · 67

Nancy Crow and 66 connections have given endorsements for this skill

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Recommendations

Received (1) Given (3)



Gary Miller
Director, Utilities & Energy, NAVFAC Far East
September 6, 2014, Gary reported directly to Don

Don is truly one of the outstanding leaders of our generation. I personally worked with Don for more than 20 years developing and delivering more than $2bn in infrastructure projects around the globe. Don's skills in client relationships, strategic planning, executive leadership, and management consulting are second to none. Most important, Don's people skills and ability to inspire and motivate differentiate him from other leaders. A friend and colleague to many, Don has made a lasting impact and difference in so many places and for so many people.

Interests

Stanford University
493,216 followers

Stanford University
382,854 followers

D. L. Evans Bank
825 followers

Bentley Systems
76,699 followers

Jeff Ludwig

Independent Financial Services Professional

Transamerica Financial Advisors, Inc.

Greater Denver Area • 153

InMail ···

Experience

Senior Associate
Transamerica Financial Advisors, Inc.

Interests

Hanlon
492 followers

Transamerica Financial Advisors...
8,417 followers

Flexible Plan Investments, Ltd.
2,195 followers

Aegon
40,798 followers


THE AMERICA ISSUE
Freedom
Rider



Mike Maloney

President/CEO at KOTA Longboards

KOTA Longboards • University of Denver - Daniels College of Business

Greater Denver Area • 500+

Connect | InMail | More...

Mr. Maloney is a passionate, entrepreneurial leader with a proven track record for leading teams, setting vision and inspiring professionals to rise to their fullest abilities under his mentorship. Mr. Maloney has extensive experience as a senior executive managing early stage cleantech, sustainable infrastructure and energy technology companies. He is expert in building teams to complete the commercialization of green and sustainable technologies, and in developing early adopters of the technologies.

Mr. Maloney's latest venture, KOTA Longboards, is a fast paced action and adventure sports equipment and apparel company. Applying his executive experience and market instincts, Mr. Maloney has seen KOTA grow rapidly in a broad demographic within the Action and Adventure Sports marketplace, with products appealing to both men and women ages 10 to over 60.

Mr. Maloney has been characterized by market participants as having a "thoughtful and sophisticated" approach to enabling market adoption of new technology. His expertise bridges both early stage technology commercialization and growth opportunities for technology adoption in new and emerging markets. He is thoroughly experienced in developing revenue models for emerging technologies, structuring technology investment partnerships, and in technology portfolio and intellectual property management.

Mr. Maloney offers an informative and thought-provoking look at the energy industry in his presentation, "How Energy Works: Promoting a Rational Discussion of U.S. Energy Policy". In this presentation, Mr. Maloney discusses a myriad of energy generation and transportation technologies, how they interrelate, and the opportunities and challenges facing America's energy future.

Specialties: Global executive, technology development, technology commercialization, start-ups, venture capital, invention, intellectual property contracts, intellectual property management, private equity financing, capitalization, international, acquisition, board of directors, engineering. Executive leadership, operations, general management, sales management, manufacturing. Business, Leadership, Business development, Technical expertise, Financial, Negotiations, Communication skills, Team Building.

Media (2)



HOW ENERGY WORKS Primer



How Energy Works Abstract

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Experience

Founder/President/CEO
KOTA Longboards
May 2012 – Present • 5 yrs 11 mos
Denver, CO

KOTA Longboards (www.kotalongboards.com, FaceBook.com/kotalongboards) produces and distributes high performance longboard skateboards handcrafted with superior styling in Denver, Colorado. Mr. Maloney founded KOTA Longboards in 2012 after recognizing significant growth potential in the longboard market. KOTA longboards appeal to a much broader demographic than our competitors. The heart of KOTA's demographic is men and women age 30-60.

KOTA is one of 20 companies nationwide to be awarded a 2014 Chase Mission Main Street Grant. KOTA was selected from nearly 25,000 applicants and is the only Colorado company to receive this award.

KOTA stands for Knights of the Air, and embodies the concepts of honor, integrity and esprit de corps forged in the skies over Europe during the First World War. KOTA actively supports veterans causes and children's programs encouraging outdoor activities and balance in life.

KOTA longboards' focus is on carving performance, control and comfort so riders of any age feel comfortable learning to ride for the first time, picking up the sport again or elevating their experience. Our handcrafted styling offers riders a more sophisticated image while they carve. All KOTA longboards feature our proprietary KOTAgrip clear, gloss grip finish, eliminating the need for grip tape.

We are thrill seekers, veterans, pilots, skiers, bikers, athletes, outdoors nuts and, of course, longboarders. We love having fun, going fast with the wind in our face and challenging gravity. Carving on a high performance KOTA longboard is like flying a fighter jet on a low level through the mountains – thrilling. We know because we've done it!

KOTA Longboards: It's your life, Carve It!

Media (12) ❮ Previous Next ❯


TACTICAL TALK
WITH ALLISON BARRIE

Tactical Talk with Allison Barrie by audioBoom on Apple Podcasts



FORMER NAVY TOP GUN DOMINATING LONGBOARD SKATEBOARD MARKET

President/Chief Executive Officer (CEO)
Novinda Corp.
2007 – May 2011 • 4 yrs

Mr. Maloney is formerly President & CEO of Novinda Corp., a clean coal technology company with a proprietary material for capturing mercury emissions from coal-fired sources. Under Mr. Maloney's leadership Novinda fully commercialized its product, achieving over 95% mercury capture at full scale with a leading western utility.

Mr. Maloney had the honor of leading the Novinda team from the company's organization as a joint venture within CH2M HILL, through C-Corp conversion, early round funding and the emergence of Novinda as an independent operating entity, to full-scale commercial success.

Under Mr. Maloney's leadership, Novinda secured global manufacturing capabilities, achieved commercial validation of its product at full-scale and moved aggressively toward commercial adoption.

VP/Director of Technology Commercialization
CH2M HILL
2005 – 2009 • 4 yrs

Mr. Maloney ran CH2M HILL's technology investment and intellectual property (IP) portfolios. These portfolios included a broad range of cleantech and sustainable infrastructure technologies including new building materials, clean coal, modular nuclear power, natural gas production, biomass-to-energy, solar power, water & wastewater treatment, bio-solid waste treatment, nuclear waste treatment, micro-filter technologies, SCADA (supervisory control & data acquisition) and software as a service (SAAS).

Mr. Maloney's activities included structuring and management of operating entities around technologies invented internally at CH2M HILL and technologies developed outside the company but in which CH2M HILL had a market interest. Mr. Maloney was responsible for advancing technologies to a nearly commercialized status, then raising early stage capital needed for technology company rollout from CH2M HILL. While at CH2M HILL, he served as Chairman/Chief Executive Officer (CEO) of Amended Silicates, Inc. (now Noivnda Corp.), an external clean coal venture.

CH2M HILL's technology development was a global undertaking and Mr. Maloney engaged in technology commercialization in Europe, the Pacific Rim and the Middle East. As a part of his role at CH2M HILL, Mr. Maloney was also involved in IP management & technology commercialization for MASDAR City, UAE.

Captain / Pilot Instructor
United Airlines
1995 – 2005 • 10 yrs

Boeing 737 Captain. Prior to his time as a 737 Captain, Mr. Maloney was a Pilot Instructor where he was involved in several major upgrades to UAL's 737 training syllabus. He also flew the Boeing 777 and Airbus A-319/320.

Founder/Managing Member
Sawgrass Advisors LLC
1997 – 2004 • 7 yrs

Mr. Maloney founded Sawgrass Advisors, a financial services firm specializing in valuation of privately held firms and Employee Stock Ownership Plans (ESOP), cash flow & work out analysis, development of capital structure strategies, and business and marketing plans.

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Education

University of Denver - Daniels College of Business
MS Finance
1995 – 1997

U.S. Navy Fighter Weapons School (TOPGUN)
Fighter Tactics and Training
1992 – 1992

University of Colorado Boulder
BSME, Mechanical Engineering
1980 – 1985

Skills & Endorsements

Start-ups · 99+

Endorsed by **Chris Onan and 7 others who are highly skilled at this**

Endorsed by **5 of Mike's colleagues at KOTA Longboards**

Leadership · 99+

Endorsed by **Chris Schafer and 2 others who are highly skilled at this**

Endorsed by **5 of Mike's colleagues at KOTA Longboards**

Strategic Planning · 85

Endorsed by **5 of Mike's colleagues at KOTA Longboards**

Endorsed by **9 people who know Strategic Planning**

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Recommendations

Received (14) Given (4)



Chris Schafer
Chief Operating Officer at Tactical16 Publishing
January 9, 2015, Chris worked with Mike but at different companies

Mike is a polished professional. He is supportive and honest in his dealings with everyone he meets. I enjoyed working with him and his staff on the Board for a Reason event. His vision and generosity was key in making the event a success. It was a joy to work with him, and I look forward to his continued business relationship.



Rick Rusch - TheBrandGuides
Marketing Guide & Adventure Capitalist for Challenger Brands
September 11, 2013, Mike worked with Rick Rusch - in the same group

Mike is one of the most intuitive business leaders I've worked with.

Mike is a principled individual which serves as a compass for the integrity, ingenuity and perseverance essential for any entrepreneur.

Pilots are known to say, "Take off is optional. Landing is mandatory". As a former Navy fighter pilot and commercial air captain, Mike runs his business with the attention to detail one would expect from an individual with his level of aviation experience.

It's only a matter of time until Mike and KOTA take off!

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Accomplishments

1 **Course**
Leadership Program of the Rockies

1 **Publication**
KOTA Longboards on Gear Scout

Interests

US Naval Aviators
14,368 members

Energy Industry Top Executive
2,411 members



F-14 Tomcat Network
1,094 members

University of Denver - Daniels C...
20,694 followers

Daniels at DU (Official Group)
9,704 members

TiE Rockies
1,244 members

See all



Nikki (Sparks) Maloney

Entrepreneur

KOTA Longboards • University of Denver

Greater Denver Area • 500+

InMail ···

Entrepreneur with a board experience base in operations, organizational development, manufacturing, supply chain, marketing and communications, community building, government relations, public relations, public policy, and economic development.

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Experience

Vice President

KOTA Longboards

Jan 2013 – Present • 5 yrs 3 mos

1400 South Lipan Street, Denver, CO 80223

KOTA Longboards manufactures handcrafted longboards in Denver, Colorado. Our collection can be seen online at www.kotalongboards.com. We sell direct to Retail Customers, Retailers and Corporate & Charity Partners. Our KOTAgrip finish (NO GRIP TAPE NEEDED) allows both sides of our longboards to be active art surfaces. Hand stained our product is not only high performance, but can be viewed as functional pieces of art.

Vice President at KOTA Longboards - during my tenure at KOTA Longboards I have held a number of roles and responsibilities - Operations, Customer Service, Order Fulfillment, Social Media/ Marketing & Communications, Event Management, Partnership Development /Management , Vendor Management, Inventory Management, Human Resources, Book keeping, Longboard Maker, etc.

Media (3) ‹ Previous Next ›



KOTA Longboards Website Link



KOTA Longboards Website Link

Business Development Consultant

Sawgrass Advisors

Sep 2001 – Dec 2012 • 11 yrs 4 mos

Denver, Colorado

Offering consulting services in the areas of small business and foundation start-up, public affairs, government relations, economic development, project management, marketing and communications.

Managing Director & Co-founder
StEPP Foundation
Sep 2001 – Nov 2003 • 2 yrs 3 mos

The StEPP Foundation, a 501(c)(3) non-profit organization, has funding available for projects around the country. The Foundation is dedicated to helping organizations realize their vision of a clean and safe environment by nationally matching projects with funders. The StEPP Foundation provides project oversight to enhance the success of projects increasing the number of energy efficiency, clean energy and pollution prevention projects implemented at the local, state and national levels for the benefit of the public.

www.steppfoundation.org

Economic Development Specialist
City & County of Denver, Mayor's Office of Economic Development & International Trade
Apr 1997 – May 2001 • 4 yrs 2 mos

Business community liason and advocate for the private sector within the City & County of Denver government. Focused on the High Tech, Environmental and Financial Services sectors.

Executive Director
Colorado Environmental Business Alliance
Jan 1993 – Apr 1997 • 4 yrs 4 mos

A non-profit organization promoting Colorado as a center for environmental products and services. Programs included linking small environmental companies with projects around the globe. Networking and community building group within Colorado's environmental business sector.

Public Affairs
CH2M HILL
Oct 1992 – Apr 1997 • 4 yrs 7 mos

Public affairs advisor to the CEO of CH2M Hill. Organized and managed the Colorado Environmental Business Alliance on his behalf, created and managed numerous environmental industry conferences and events, White House conferences on the environmental industry, etc.

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Education

University of Denver
BA, Public Policy and History
1988 – 1992
Activities and Societies: Gamma Phi Beta

London School of Economics and Political Science, U. of London
Junior Year - Semester Abroad Program, Economics
1991 – 1991
Activities and Societies: Junior Year Abroad Program

Thomas Jefferson
High School Diploma
1984 – 1988
Activities and Societies: Student Council, DECA, Key Club, French Club, National Honor Society.

Volunteer Experience

Board Member, Fundraiser, Event Organizer & Creator, Program Creator, etc.
Flight for Life, Denver Public Schools - University Park & Merrill Middle Schools, etc.

Skills & Endorsements

Leadership · 22

Endorsed by **2 of Nikki's colleagues at KOTA Longboards**

Program Management · 20

Endorsed by **3 of Nikki's colleagues at KOTA Longboards**

Strategic Planning · 18

Endorsed by **3 of Nikki's colleagues at KOTA Longboards**

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Recommendations

Received (4) Given (5)



James Mejia
President and CEO at Mejia Associates, Inc.
February 16, 2009, James was senior to Nikki but didn't manage directly

Nikki is a results oriented manager that helped to pull the entire team together to focus on achieving our objectives. She and a colleague assisted numerous entrepreneurs in Denver by creating a support network of resources and ideas. Her work ethic and passion for her work is clearly pronounced. Nikki is a team player that gets results.

Marybeth Vaught
Economic Development/ Real Estate/ Public Admin
January 25, 2009, Nikki was senior to Marybeth but didn't manage directly

I had the true pleasure to work with Nikki at the Denver Mayor's Office of Economic Development and International Trade. Nikki was greatly admired in the office for her creative ideas and professional manner. She takes great pride in her work and implements projects with precision.

Nikki's expertise in marketing and technology sectors were key for Denver's economic development efforts. Not only is Nikki the perfect team player, she has great leadership skills that she exhibited on numerous economic development programs and foreign trade delegations she led for Denver. Nikki was instrumental in the economic development efforts of Downtown Denver, Cherry Creek and Light Rail.

Nikki is not only a delightful colleague to work with, she is an incredible mentor who is will willing to share her knowledge and expertise.

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Accomplishments

3 **Organizations**
CAMA - Colorado Advanced Manufacturing Alliance • Manufacturers Edge • World Trade Center Denver

1 **Honor & Award**
CHASE MISSION MAIN STREET Grant Recipient 2014

1 **Language**
Conversational German

1 **Project**
KOTA Longboards Website

Interests

KOTA Longboards
195 followers

The London School of Economic...
311,205 followers

The London School of Economic...
241,290 followers



Brené Brown
Research Professor | University of Hous...
821,881 followers

University of Denver
76,705 followers

University of Denver
89,791 followers

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Richard Whipple

Member Board of Directors at Better Business Bureau

Better Business Bureau • University of Denver - Sturm College of Law

Greater Denver Area • 500+

Connect

At WhippleWood CPAs, we are proudly redefining the CPA experience by creating dynamic relationships, sharing exciting opportunities and ideas for your business, and having some fun in the process, all the while remaining focused on achieving your specific business and personal goals.

All of our clients operate within unique environments, and each one brings its own set of challenges and opportunities.

With over a century of combined experience, WhippleWood CPAs possesses the knowledge necessary to help companies thrive in a broad range of industries. Our work experience spans a number of key markets, including:

Construction Industry
Dentist/Health Care Practitioners
Distribution Industry
Hospitality Providers
Independent Auto Dealers
McDonald's Franchisees
Not-For-Profit Organizations
Oil and Gas Industry
Real Estate Industry

Our focus on the true engagement and relationship building with our clients, lends to a style of uniqueness in the industry.

Come experience the difference!
Call 303-989-7600 to schedule your Get to Know Each Other meeting.

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Experience

Member Board of Directors
Better Business Bureau
Jan 2016 – Present • 2 yrs 3 mos

Member Board of Directors
South Metro Denver Chamber of Commerce
Jul 2011 – Present • 6 yrs 9 mos

CEO
WhippleWood CPAs PC
May 1981 – Present • 36 yrs 11 mos
Littleton, CO

Education

University of Denver - Sturm College of Law
MTAX
1998 – 2000

University of Colorado Boulder
BS Business, Accounting
1973 – 1978

Skills & Endorsements

Tax · 99+

Endorsed by **Richard Bonilla, MBA ✓ and 1 other who is highly skilled at this**

Endorsed by **16 of Richard's colleagues at South Metro Denver Chamber**

Accounting · 99+

Endorsed by **Richard Bonilla, MBA ✓ , who is highly skilled at this**

Endorsed by **13 of Richard's colleagues at South Metro Denver Chamber**

Small Business · 99+

Endorsed by **Mark Ryan and 10 others who are highly skilled at this**

Endorsed by **15 of Richard's colleagues at South Metro Denver Chamber**

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Recommendations

Received (5) Given (3)



John Brackney
Director of Public Policy & Community Engagement at Webolutions
March 28, 2014, John worked with Richard but at different companies

Rick and I served together on the Board of Directors of the South Metro Denver Chamber from 2011 to 2014. Rick quickly rose to from an investor in the organization to be a member of the Board of Directors and then in 2013 was elected to serve as Chair of the Board in 2014-2015. This was intentional. Rick brings a unique perspective to every issue. He is interested in how complex systems work and how to translate and simply problems into solvable issues. He is creative and kind. He cares about people and how to bring out the best in them. Rick is in the rarified air of being a long term successful business owner and the top of his profession while simultaneously making a significant positive impact in the community. Rick is a leader that you will want to follow and partner with in order to accomplish significant tasks and make meaningful change.



David Groat, MBA
Co-Founder - Financial Consultant at G&S Capital
January 14, 2013, David was a client of Richard's

Our firm has worked with Richard for a number of years. We have the have the highest respect for him as a person and his work professionally.

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Interests



Jack Welch
Executive Chairman, The Jack Welch M...
6,539,248 followers



Denver Oil and Gas community
13,736 members



Colin Shaw
Customer Experience Thought Leader |...
263,271 followers

VISTAGE

Vistage Colorado ~ Leaders of H...
891 members

Transformational Leadership: Fr...
53,707 members



Ron Baker
Radio Talk-Show Host, The Soul of Ente...
224,968 followers

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